Exhibit 99.1

AUDITED FINANCIAL STATEMENTS OF GO2CALL.COM, INC.

Brightman Almagor 1 Azrieli Center Tel Aviv 67021 P.O.B. 16593, Tel Aviv 61164 Israel

Tel: +972 (3) 608 5555 Fax: +972 (3) 609 4022 info@deloitte.co.il www.deloitte.com

INDEPENDENT AUDITORS’ REPORT TO THE STOCKHOLDERS OF
GO2CALL.COM, INC.

We have audited the accompanying balance sheet of Go2call.com, Inc. (“the Company”) as of December 31, 2006 and the related statement of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and the results of operations and cash flows for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Brightman Almagor & Co.

Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
March 19, 2007

GO2CALL.COM, INC.
BALANCE SHEET
(In thousands of U.S. dollars, except share data)

December 31,
2006

ASSETS

Current assets
Cash and cash equivalents	$63
Restricted cash (note 3)	75
Accounts receivable net of allowance for doubtful accounts of $39,661	104
Inventory	7
Deferred taxes (note 13)	300
Other receivables and prepaid expenses (note 4)	242
Total current assets	791

Property and equipment (note 5)
Cost	2,776
Less: Accumulated depreciation	(1,876)
900

Other assets
Deferred taxes (note 13)	1,932
Other intangible assets, net	119
Other assets	15
2,066
Total assets	$3,757

The accompanying notes are an integral part of the financial statements

GO2CALL.COM, INC.
BALANCE SHEET
(In thousands of U.S. dollars, except share data)

December 31,
2006

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT

Current liabilities
Short-term debt (note 7)	$507
Current portion of long-term debt (note 8, 10b)	290
Deferred revenue	775
Deferred gain on sale of equipment, current portion (note 10b)	25
Accounts payable	1,545
Other payables and accrued expenses (note 6)	98
Total current liabilities	3,240

Long-term liabilities
Deferred gain on sale of equipment, net of current portion (note 10b)	16
Long-term debt (note 10b)	297
313

Commitments and contingent liabilities (note 10)

Temporary equity (note 11)
Share capital:
Preferred stock, $.01 par value; 8,000,000 shares authorized;
7,928,917 issued and outstanding as follows:
Series A-1 Preferred stock, 3,000,000 shares	30
Series A-2 Preferred stock, 414,510 shares	4
Series A-3 Preferred stock, 2,635,600 shares	26
Series A-4 Preferred stock, 1,878,807 shares	19
Additional paid in capital	10,158
Accumulated dividends on series A preferred stock	2,349
12,586

Stockholders’ deficit (note 12)
Share capital:
Common stock, $.01 par value; 13,250,000 shares authorized;
2,492,190 shares issued and outstanding	25
Additional paid-in capital	268
Accumulated deficit	(12,675)
(12,382)
Total liabilities, temporary equity and stockholders’ deficit	$3,757

The accompanying notes are an integral part of the financial statements.

GO2CALL.COM, INC.
STATEMENT OF OPERATIONS
(In thousands of U.S. dollars)

Year ended December 31,
2006

Sales (note 17a)	$10,568

Cost of sales (note 17b)	8,043

Gross profit	2,525

Selling, general and administrative expenses	4,375

Operating loss	(1,850)

Financing expenses, net	125
Other expenses, net	36
Net loss	$(2,011)

The accompanying notes are an integral part of the financial statements.

GO2CALL.COM, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
(In thousands of U.S. dollars)

	Common Stock
	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit

Balance as of December 31, 2005	2,482,290	$25	$195	$(10,664)	$(10,444)

Exercise of Options	9,900	(*) -

Grant of Options			73		73

Loss for the year				(2,011)	(2,011)

Balance as of December 31, 2006	2,492,190	$25	$268	$(12,675)	$(12,382)

(*) Less than one thousand.

The accompanying notes are an integral part of the financial statements.

GO2CALL.COM, INC.
STATEMENT OF CASH FLOWS
(In thousands of U.S. dollars)

Year ended December 31,
2006

Cash flows from operating activities:
Net loss for the year	$(2,011)
Adjustments required to reflect the cash flows from operating activities:
Income and expense items not involving cash flows:
Depreciation and amortization	400
Compensation related to stock options grant	73
Changes in operating assets and liabilities:
Accounts receivable	(58)
Inventory	3
Other receivables and prepaid expenses	102
Other Intangible assets	(35)
Other assets	(18)
Deferred revenue	(82)
Accounts payable	520
Other payables and accrued expenses	43
Net cash used in operating activities	(1,063)

Cash Flows from Investing Activities:
Purchases of property and equipment	(215)
Change in restricted cash	61
Net cash used in investing activities	(154)

Cash Flows from Financing Activities:
Loan proceeds	500
Repayment of long-term debt	(238)
Net cash provided by financing activities	262

Decrease in Cash and Cash Equivalents	(955)

Cash and Cash Equivalents - beginning of year	1,018

Cash and Cash Equivalents - end of year	$63

Supplemental Disclosures of cash flow information
Cash paid during the year for interest	$89

The accompanying notes are an integral part of the financial statements.

GO2CALL.COM, INC.
NOTES TO THE FINANCIAL STATEMENTS
(in thousands, except share, per share and percentages)

Note 1 - General

a.	Description of business

Go2Call.com, Inc. (the “Company”), a Delaware corporation, is a global provider of integrated Voice over Internet Protocol (VoIP) telephony services. The Company was founded in 1999 to capitalize on the growth of the Internet as a communication tool by commercially offering Internet Protocol (IP) telephony services. IP telephony is the real time transmission of voice communications in the form of digitized “packets” of information over the public Internet or a private network, similar to the way in which e-mail and other data is transmitted. The Company’s business currently includes the transmission of voice and data traffic for communications carriers, the provision of enhanced Web-based and other communications services to individual consumers and the provision of a total “Hosted Communication Solution” that enables corporate customers and service providers to offer private label telecommunications to their customer bases.

b.	Sale of operation to deltathree

On February 19, 2007, the Company completed the sale of certain assets to Deltathree, Inc. (“Deltathree”) pursuant to the Asset Transfer Agreement (“Agreement”) for consideration of approximately $7.0 million in a combination of cash and stock. Under the terms of the Agreement, the Company sold its consumer and service provider businesses, customer base, key components of their regional infrastructure, the right to use its technology going forward and certain trade related registered trade marks. The Company was paid approximately $2.5 million in cash and received approximately 3.0 million shares of Deltathree in connection with the Agreement. This transaction is subject to certain subsequent adjustments that the Company believes will be immaterial to the transaction.

Note 2 - Significant accounting policies

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

a.	Use of estimates in preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Because many types of transactions and telecommunication service offerings are susceptible to varying interpretations by various taxing authorities and regulators, the Company’s tax and regulatory expenses, liabilities and other obligations reported in the accompanying financial statements may be subject to change at a later date upon final determination by the respective taxing authorities and regulators.

Note 2 - Significant accounting policies (Cont.)

b.	Cash and Cash Equivalents

Cash and cash equivalents consist of cash and demand deposits in banks, and other short-term, liquid investments (primarily interest-bearing time deposits) with original maturities of less than three months. The Company regularly maintains cash balances that exceed Federal Depository Insurance Corporation limits of $100,000.

c.	Restricted Cash

Restricted cash represents interest bearing amounts the Company has placed in escrow as required by certain vendor and office lease agreements.

GO2CALL.COM, INC.
NOTES TO THE FINANCIAL STATEMENTS
(in thousands, except share, per share and percentages)

d.	Accounts Receivable and Allowances for Doubtful Accounts

Accounts receivable are un-collateralized customer obligations due under normal trade terms granted by the Company on the basis of each customer’s own creditworthiness. The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of amounts that will not be collected. Management individually reviews past-due accounts receivable balances and based on an assessment of each customer’s current creditworthiness, estimates the portion, if any, that will not be collected. Additionally, management assesses the remaining balance of accounts receivable based on past experience and an assessment of future economic conditions to determine its best estimate of the portion that will not be collected. At December 31, 2006, $39,661 allowance was considered necessary by Management.

e.	Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated based on either straight line or by accelerated straight line method over the estimated useful lives of the assets, as follows:

Hardware	5 years

Equipment and furniture	7 years

Computers and software	3 years

Leasehold improvement	3.5 years

Leasehold improvements are amortized based on the straight-line method over the shorter of the lease, or the estimated useful life of the improvements.

f.	Intangibles

Intangibles consist of costs incurred to obtain and/or successfully defend trademarks and patents. Trademarks are amortized over the life of the trademark. Patents are amortized over the life of the patent.

GO2CALL.COM, INC.
NOTES TO THE FINANCIAL STATEMENTS
(in thousands, except share, per share and percentages)

Note 2 - Significant accounting policies (Cont.)

g.	Revenue Recognition

The Company recognizes revenues from Internet telephony services based on minutes (or fractions thereof) of customer usage. For the majority of its customers, the Company records payments received in advance for prepaid services and services to be supplied under contractual agreements as deferred revenue until such related services are provided. Under provisions of the specific contractual agreements, unused minutes are considered expired after a certain amount of time has lapsed. In addition, the Company records certain non-recurring and recurring set-up, hosting and other fees as revenue.

h.	Income Taxes

The Company accounts for income taxes, in accordance with the provisions of SFAS 109 “Accounting for Income Taxes” (“SFAS No. 109”) under the liability method of accounting. Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax basis of assets and liabilities at enacted tax rates in effect in the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized and are reversed at such time that realization is believed to be more likely than not. Deferred tax components consist primarily of net operating loss carry forwards and differences between book and tax depreciation.

i.	Stock Based Compensation

The Company follows SFAS No. 123(R), Share-Based Payment. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entities equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. According to the Standard the Company is required to apply the Standard prospectively. This statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS No. 123 as originally issued.

Had compensation cost for the Company’s option plans been determined on the basis of the fair value at the grant dates in accordance with the provisions of SFAS No. 123 “Accounting for Stock-Based Compensation”, as amended by SFAS No. 148, the impact on the Company’s pro forma earnings would be minimal because the Company, as a non-public entity, was permitted to assume no volatility in estimating the fair value of stock options.

GO2CALL.COM, INC.
NOTES TO THE FINANCIAL STATEMENTS
(in thousands, except share, per share and percentages)

Note 2 - Significant accounting policies (Cont.)

j.	Fair Value of Financial Instruments

The financial instruments of the Company consist mainly of cash and cash equivalents, current accounts receivable and accounts payable. In view of their nature, the fair value of the financial instruments included in working capital of the Company is usually identical or close to their carrying amounts.

k.	Recently issued accounting standards

SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans
In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (an amendment of FASB Statements No. 87, 88, 106, and 132R) (FAS 158), requires an employer to: (a) Recognize in its statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status; (b) measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year (with limited exceptions); and (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur.  Those changes will be reported in comprehensive income of a business entity and in changes in net assets of a not-for-profit organization. The requirement by FAS 158 to recognize the funded status of a benefit plan and the disclosure requirements of FAS 158 are effective as of the end of the fiscal year ending after December 15, 2006 for entities with publicly traded equity securities. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The Company does not expect the adoption of FAS 158 to have a material effect on the financial position of the company at December 31, 2006

SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”
In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108). SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company's balance sheet and statement of operations and the related financial statement disclosures. Early application of the guidance in SAB 108 is encouraged in any report for an interim period of the first fiscal year ending after November 15, 2006, and will be adopted by the Company in the first quarter of fiscal 2007. The Company does not expect the adoption of SAB 108 to have a material impact on its results of operations and financial condition

GO2CALL.COM, INC.
NOTES TO THE FINANCIAL STATEMENTS
(in thousands, except share, per share and percentages)

Note 2 - Significant accounting policies(Cont.)

k.	Recently issued accounting standards (Cont.)

SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”
In February 2007, the FASB issued FASB No. 159, The Fair Value Option for Financial Assets and Financial Liabilities--Including an Amendment of FASB Statement No. 115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. Most of the provisions in FASB No. 159 are elective; however, the amendment to FASB No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. The fair value option established by FASB No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option: (a) may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method; (b) is irrevocable (unless a new election date occurs); and (c) is applied only to entire instruments and not to portions of instruments. FASB No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company does not expect the adoption of FASB No. 159 to have a material impact on its financial statements.

Note 3 - Restricted cash

At December 31, 2006 the Company had letters of credit in lieu of deposits with one of its vendors totaling $75, and expiring June 30, 2007. Certificates of deposit have been placed in escrow as collateral for these letters of credit and are presented as restricted cash at December 31, 2006.

Note 4 - Other receivables and prepaid expenses

Prepaid expenses and other current assets consist of the following at December 31:

December 31, 2006

Deposits with suppliers	$152
Prepaid expenses	90
$242

The Company’s deposits with suppliers primarily relate to contracts to purchase international voice termination services. These purchase contracts are cancelable by either party at any time and do not provide for any minimum purchase requirements.

GO2CALL.COM, INC.
NOTES TO THE FINANCIAL STATEMENTS
(in thousands, except share, per share and percentages)

Note 5 - Property and equipment

December 31,
2006
Cost:
Hardware	$859
Equipment and furniture	105
Computers and software	1,723
Leasehold improvements	89
2,776
Accumulated depreciation:
Hardware	304
Equipment and furniture	75
Computers and software	1,482
Leasehold improvements	15
1,876
$900

Note 6 - Other payables and accrued expenses

Other current liabilities consist of the following at December 31:

December 31, 2006

Employee and related accrued expense	$5
Customer deposits	47
Accrued expenses	46
$98

Note 7 - Short term debt

Short-term debt consists of short term financing arrangements for bridge loan incurred in 2006. The amount financed was $500; term is 12 months from commencement date. 13% interest only paid quarterly with 4% PIK interest at the end of term, commenced on August 16, 2006. As of December 31, 2006, the balance including the accrued PIK interest payable is $507.

GO2CALL.COM, INC.
NOTES TO THE FINANCIAL STATEMENTS
(in thousands, except share, per share and percentages)

Note 8 - Current portion of long term debt

a.
Long-term debt consists of long term financing arrangements for certain equipment acquired and related costs incurred in 2004. The amount financed was $63. Monthly payments of $2, including interest at a rate of 9.78%, commenced on January 1, 2005 continuing until December 1, 2007. Maturities of long term debt as of December 31, 2006 are $21.

b.	See note 10b.

Note 9 - Segment reporting geographical information and concentration risk

As is typical in the VoIP industry, the Company relies on industry common third-party technologies, the replacement of which could be disruptive to the Company’s operations.

Note 10 - Commitments and contingencies

a.	Operating Leases

The Company leases certain office and telecommunications equipment in addition to its office space in Evanston, Illinois and in Lisle, Illinois under non-cancelable operating leases. The lease for the Evanston location was signed in October 2005, commenced in February 2006 and extends through April 2009. The lease for the Lisle location was signed in November 2004, commenced in February 2005 and extends through April 2008. The Company also maintains equipment at several locations in which they pay monthly rent per certain co-location agreements. There are or may be liens on the Company’s equipment at these locations or as may arise under various ordinary course contractual arrangements.

b.	Sale-Leaseback

On February 1, 2005, the Company entered into a sale-leaseback agreement in which it sold $502 of telecommunications equipment and simultaneously entered into a lease to allow for its continued use of the equipment. The lease runs for 42 months and includes a 10% buyout option at the end of the lease. On October, 1, 2005, under the same agreement and terms, the Company sold (and now leases back) an additional $207 of telecommunications equipment. The Company recorded an $87 deferred gain related to the sale leaseback transaction, which is being amortized of over the life of the respective leases.

On March 30, 2005, the Company entered into a leaseback agreement of $46 which runs for 36 months and includes a 10% buyout option at the end of the lease. On October 27, 2005, under the same agreement and terms, the Company entered into an additional $106 lease agreement on computers.

GO2CALL.COM, INC.
NOTES TO THE FINANCIAL STATEMENTS
(in thousands, except share, per share and percentages)

Note 10 - Commitments and contingencies (Cont.)

b. Sale-Leaseback (Cont.)

Future minimum lease payments under all leases are as follows:

Year Ending December 31,

2007	$328
2008	279
2009	41

Total minimum lease payments	$648

c.	Contingencies

There are various claimants to patents on all or a portion of the G.723 voice codec (a piece of software code which encodes and then decodes an audio signal) including parties who have contacted the Company in the past, requesting licensing fees for such patents.  The Company used the G.723 codec in several early versions of its PC-to-Phone dialer software, which may still be in use for certain customers although the Company is migrating away from such versions in favor of its later releases.  The Company has analyzed such claims and requests for licensing fees and determined, within good business judgment and prudence, not to pay any such fees so long as the applicable claimants remain unable to provide the Company any assurances that payment of such licensing fees will render the Company immune from potentially meritorious claims for licensing fees or patent royalties from competing claimants.  The Company has received no claim or notice from any such claimant since 2002 to the date of these financial statements. The likelihood of a loss is reasonably possible, but less than probable. The loss, if any, cannot be reasonably estimated, and therefore no liability has been recorded in these Financial Statements.

Note 11 - Temporary equity

On February 20, 2004, the Company went through a major capital restructuring as follows:

The Company authorized the issuances of 8,000,000 shares of convertible and redeemable preferred stock.

3,000,000 shares that previously held the designation Series A Preferred Stock were deemed designated as Series A-1 Preferred Stock. All holders of Series A Preferred Stock waived all previously accrued dividends through February 20, 2004.

A stockholder that had previously converted its notes to 414,510 shares of common stock in 2000 had its shares converted into an equivalent number of Series A-2 Preferred Stock.

GO2CALL.COM, INC.
NOTES TO THE FINANCIAL STATEMENTS
(in thousands, except share, per share and percentages)

Note 11 - Temporary equity (Cont.)

Prior to the February 20, 2004 restructuring, there were convertible notes, including accrued interest, of $5,798. All but one holder of these convertible notes (issued from September 2000 through January 2002), converted their notes into 2,635,600 shares of Series A-3 Preferred Stock. The total amount converted to preferred stock, including accrued interest, was $3,893. The remaining amount of $1,905 was repaid to the convertible note holder. In conjunction with this conversion, the holders of Series A-3 Preferred Stock were granted warrants to purchase a total of 658,900 Common Shares. Of these warrants, which include a $.01 exercise price and 10 year life, 536,233 were exercised during 2004. The remaining 122,667 are still outstanding at December 31, 2005.

Several investor groups contributed $2,775 in exchange for 1,878,807 shares of Series A-4 Preferred Stock.

The Company designated the remaining authorized 71,083 shares of Preferred Stock as Undesignated Preferred Stock which remains unissued at December 31, 2006.

Each of the four series of Preferred Stock carries cumulative dividends at 8% per annum, accruing quarterly, which are payable upon liquidation or redemption.

In the event of liquidation, net proceeds will be distributed to preferred stockholders up to and equaling the aggregate preference amount with equal priority and ratably among each of the four series A Preferred Stock, in proportion to the respective preference amounts per series. Dividends will not be declared on the Common Stock at any time before payment in full of the accrued and unpaid dividends on the Preferred Stock. Remaining proceeds will be distributed among the holders of Common Stock and Preferred Stock on a pro-rata basis (assuming the Preferred Stock is on an as-if converted basis) and such allocation of proceeds will terminate for each respective Preferred Series upon such time each respective Series has received an amount equal to three times its purchase price per share. At the election of holders of 66.7% of all series of the Preferred Stock on or after February 20, 2012, the preferred stock may be redeemed for an amount equal to the original invested capital plus accrued and unpaid dividends.

Each share of Preferred Stock will be convertible at any time at the option of the holder into shares of conversion stock based on each series’ respective purchase price per share.

Outstanding shares of Preferred Stock will automatically convert into Common Stock upon the consummation of a public offering of the Common Stock on terms to be negotiated, including a minimum of $20 million of proceeds to the Company and a minimum offering share price of $4.40.

The conversion price of the Preferred Stock will be subject to adjustments to prevent dilution under certain events in which the Company issues additional shares at a purchase price lower than the applicable conversion price.

Note 11 - Temporary equity (Cont.)

These shares will benefit from full ratchet anti-dilution protection until January 1, 2006, at which point it will benefit from a broad based weighted average formula.

The holders of preferred shares will vote with the holders of Common shares on an as-if-converted basis, except that the consent of holders of 66.7% of the preferred shares will be required for certain actions.

At December 31, 2006, there are cumulative and unpaid preferred dividends totaling approximately $2,349.

In the event of certain proposed transfers, the Company has the right of first refusal to acquire its own capital stock.

GO2CALL.COM, INC.
NOTES TO THE FINANCIAL STATEMENTS
(in thousands, except share, per share and percentages)

Note 12 - Stockholders’ deficit

a. Share capital

1. Share capital is comprised of common stocks of $0.01 par value.

2. There are 8,777 warrants outstanding at December 31, 2006, which were issued during 2000-2001 with exercise prices ranging from $1.00 to $2.49.

3. During 2005, the Company issued 22,321 warrants at an exercise price of $2.24 per share as defined in the sale-leaseback agreement described in Note 10b.

b. Stock option plans

In December 1999, the Company adopted the Omnibus 2000 Stock Incentive Plan, which was amended in February 2004 (the “Plan”). Under the Plan, 2,622,600 shares of Common Stock were reserved for issuance upon exercise of awards to be granted. Under the Plan, the Company may grant both incentive and non-incentive stock options for shares of Common Stock of the Company. The options generally have a term of ten years and become vested in four annual installments commencing on the first anniversary of the date of the grant. For management level employees, vesting accelerates upon a “change of control” as defined in the Plan or other liquidation events as defined. The Company has the right to acquire shares of Common Stock, which have been obtained by the exercise of options, under certain circumstances.

On March 1, 2004, the Board of Directors approved the repricing of options to purchase 648,807 shares of Common Stock granted on or before June 24, 2003. The exercise price per share of the repriced options ranged from $0.50 to $1.50 per share.

Options to purchase 992,951 shares of Common Stock were outstanding at December 31, 2006, with exercise prices ranging between $.01 and $1.50 per share.

GO2CALL.COM, INC.
NOTES TO THE FINANCIAL STATEMENTS
(in thousands, except share, per share and percentages)

Note 12 - Stockholders' deficit (Cont.)

b. Stock option plans (Cont.)

A summary of the status of the Plan as of December 31, 2006 and changes during the years then ended, is presented below:

	2006
	Shares	Weighted Average Exercise Price
Options outstanding at beginning of year	1,387,001	$0.32
Granted during the year	306,850	$0.09
Exercised during the year	(9,900)	$0.01
Forfeited during the year	(683,900)	$0.37

Outstanding at end of year	1,000,051	$0.27

Additional information regarding options outstanding as of December 31, 2006 is as follows:

		Weighted Average
	Number	Remaining Life	Number
Exercise Price	Outstanding	(Years)	Exercisable

$ 0.01	411,669	8.0	411,669
$ 0.25	83,700	3.8	83,700
$ 0.37	423,182	8.4	285,779
$ 0.50	5,000	4.9	5,000
$ 1.00	63,750	4.1	63,750
$ 1.50	12,750	3.9	12,750
	1,000,051	7.0	655,907

GO2CALL.COM, INC.
NOTES TO THE FINANCIAL STATEMENTS
(in thousands, except share, per share and percentages)

Note 13 - Income taxes

The Company recorded a net deferred tax asset of $2,232 at December 31, 2006. The deferred tax asset is primarily the result of net operating loss carryforwards totaling approximately $12,524 and at December 31, 2006, available for use in offsetting future taxable income. These carryforwards, if unused, will expire between the years 2014 and 2019.

The Company’s effective tax rate differs from the expected federal and state income tax rate as follows for the years ended December 31, 2006:

Year ended December 31,
2006

Income Tax Expense at Statutory Rate	$(854)
Timing differences	24
Increase in Valuation Allowance	830

Actual Income Tax Expense (Benefit)	$0

The components of the deferred tax assets and liabilities are as follows:

Year ended December 31,
2006
Deferred Tax Assets:
Net operating loss carryforwards	$5,323
Depreciation	45
Other	(44)
Less: Valuation Allowance	(3,092)
Net Deferred Tax Asset	$2,232

GO2CALL.COM, INC.
NOTES TO THE FINANCIAL STATEMENTS
(in thousands, except share, per share and percentages)

Note 14 - Executive bonus plan

In conjunction with the February 20, 2004 financing transactions, the Board of Directors approved the 2004 Executive Bonus Plan (“Bonus Plan”). Under the Bonus Plan, each of the two co-founders was eligible for a bonus of nine percent (9%) of the Company’s pre-tax income as defined in the Bonus Plan. Bonus amounts were measured quarterly and 75% of each quarterly amount was paid 45 days after quarter end. The remaining 25% of the quarterly amounts were paid within 30 days after final board approval. Under the Bonus Plan, approximately $121 was earned by the co-founders in 2004, with $83 accrued at December 31, 2004 (and subsequently paid in 2005).

The Bonus Plan was replaced effective January 1, 2005 by the 2005 Executive Bonus Plan. This new plan calls for bonus payments based on the Company’s attainment of minimum revenue and earnings before interest, depreciation and amortization (“EBITDA”) targets as defined in the new plan. Since the Company did not achieve its minimum revenue and EBITDA targets in 2006, no bonuses were paid or accrued in 2006.

Note 15 - Profit bonus plan

To enable the Company to attract and retain highly qualified personnel, the Company has a discretionary Profit Bonus Plan (“Profit Plan”) which covers all full-time employees. Under the Profit Plan, up to 10% of the Company’s quarterly net income, excluding gains on accounts payable settlements is paid to employees 45 days after each quarter end. Individual employee payments are based on each employee’s number of Profit Bonus Points (“Points”) as a percentage of total Company Points. These Points are awarded based on employee performance and approval by the Board. Under the Profit Plan, approximately $0 was earned by employees in 2006.

Note 16 - 401(k) plan

The Company, through its outsourced benefits provider, offers all full-time employees the opportunity to enroll in a 401(k) plan. This plan allows employees to make contributions on a pre-tax salary reduction basis in accordance with the Internal Revenue Code. Employees may contribute 15% of their annual compensation, subject to IRS limitations. The plan allows for discretionary Company matches of the employee contributions. The Company did not elect to match employees’ contributions in 2006.

GO2CALL.COM, INC.
NOTES TO THE FINANCIAL STATEMENTS
(in thousands, except share, per share and percentages)

Note 17 - Supplementary statement of operations information

a.	Sales

The Company operates in a single industry segment, IP communications services, and makes business decisions and allocates resources accordingly.

The following table summarizes the Company’s revenue by geographic region. Revenue is attributed to geographic region based on the location of the customers for the years ended December 31:

Year ended December 31, 2006
Revenue:
Middle East	$6,535
North/South America	1,238
Asia	2,525
Africa	112
Europe	158
Total Revenue	$10,568

b.	Cost of sales

Year ended December 31, 2006
Cost of sales:
Retail VoIP calls	$7,456
Circuit costs	437
Equipment sales	59
DID costs	91
Total cost of sales	$8,043